UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2024

TEGNA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street, Suite 2000
Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 873-6600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TGNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition and Board Appointments

On June 17, 2024, TEGNA Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Michael Steib as President and Chief Executive Officer and as a member of the Board, effective as of August 12, 2024 (the “Transition Date”).  Mr. Steib succeeds David T. Lougee, who will retire as President and Chief Executive Officer of the Company and resign as a member of the Board, in each case, effective as of the Transition Date.

Mr. Steib, 47, has been the Chief Executive Officer and a member of the board of directors of Art.sy, Inc. (doing business as Artsy), an online art marketplace, since July 2019.  From July 2013 to January 2019, Mr. Steib served as President and Chief Executive Officer of XO Group, parent company of The Knot.  Prior to that, Mr. Steib served as the Chief Executive Officer of vente-privee devient Veepee from July 2011 to March 2013, held various executive positions at Google Inc. (now Alphabet Inc (NASDAQ: GOOG)) from January 2007 to July 2011, and held various executive positions at NBCUniversal from April 2001 to January 2007.  Mr. Steib served as a member of the board of directors of Ally Financial Inc. (NYSE: ALLY) from July 2015 to March 2024.  He is a published author and podcast host on leadership and professional development, and holds B.A. degrees in economics and international relations from the University of Pennsylvania.

Also on June 17, 2024, the Company announced that, effective as of July 1, 2024, the Board increased the size of the Board from nine to eleven directors and appointed each of Catherine Dunleavy and Denmark West to the Board, to serve until the Company’s 2025 annual meeting of stockholders.  The Board has affirmatively determined that Ms. Dunleavy and Mr. West are “independent” under the rules of the New York Stock Exchange.

Ms. Dunleavy and Mr. West will receive compensation for their service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors.  A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for its 2024 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on March 11, 2024.

There are no arrangements or understandings between Ms. Dunleavy or Mr. West and any other person pursuant to which Ms. Dunleavy or Mr. West was selected to serve as a director of the Company. Neither Ms. Dunleavy or Mr. West nor any of their respective related persons (as defined in Item 404(a) of Regulation S-K under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

Offer Letter with Mr. Steib

On June 17, 2024, the Company and Mr. Steib entered into an offer letter pursuant to which Mr. Steib’s annual base salary is $1,000,000 and his target annual bonus opportunity is 150% of his annual base salary.  Mr. Steib’s annual bonus for 2024 will be paid at the target level and prorated based on the number of days he is employed by the Company in 2024.  In connection with his commencement of employment, Mr. Steib will be granted a restricted stock unit award with a grant date value of $4,000,000 and a performance stock unit award with a target grant date value of $2,000,000, which collectively represent his long-term incentive opportunity for 2024 and a make-whole of certain compensation he forfeited in connection with the termination of his employment with his prior employer.  From and after 2025, Mr. Steib will be eligible to participate in the Company’s long term incentive program, with a target long-term incentive opportunity of 550% of his annual base salary.  Mr. Steib will be eligible to participate in the Company’s benefit plans and programs, including the Company’s Executive Severance Plan and Change in Control Severance Plan.  The offer letter also contains a perpetual nondisclosure covenant.

Letter Agreement with Mr. Lougee

On June 17, 2024, the Company and Mr. Lougee entered into a letter agreement, which provides that, as of the Transition Date, Mr. Lougee will retire as President and Chief Executive Officer and assume the position of Senior Advisor.  Mr. Lougee’s employment as Senior Advisor will continue until August 31, 2025 (such period, the “Advisory Period”), unless terminated earlier in accordance with the terms of the letter agreement.

The letter agreement provides that, in consideration for his services as Senior Advisor, Mr. Lougee will receive an annual base salary of $550,000 and will be eligible for an annual bonus for 2024, based on actual performance for the full year and prorated based on his period of service in 2024 as President and Chief Executive Officer of the Company.  Any equity awards and the cash retention award that Mr. Lougee holds as of the Transition Date will continue to vest during the Advisory Period.  The letter agreement provides that any restrictive covenants applicable to Mr. Lougee as of the Transition Date will continue to apply during the Advisory Period.

If the Company terminates the Advisory Period without cause prior to August 31, 2025, Mr. Lougee will remain eligible for the compensation and benefits contemplated by the letter agreement.  If the Advisory Period terminates due to Mr. Lougee’s death or disability, Mr. Lougee will remain eligible for a prorated annual bonus for 2024 and continued vesting of certain cash retention and equity awards granted in August 2023.  The foregoing severance benefits are subject to Mr. Lougee’s execution of a release of claims and compliance with all applicable restrictive covenants.

The foregoing descriptions of the terms and conditions of the offer letter with Mr. Steib and the letter agreement with Mr. Lougee do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company on June 17, 2024 regarding the executive transition and director appointments is furnished as Exhibit 99.1 to Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated as of June 17, 2024, by and between TEGNA Inc. and Michael Steib.
10.2	Letter Agreement, dated as of June 17, 2024, by and between TEGNA Inc. and David T. Lougee.
99.1	Press Release, dated as of June 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	TEGNA INC. By: /s/ Marc S. Sher Marc S. Sher Vice President, Associate General Counsel and Secretary